Exhibit 4.1

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement is made this 13th day of December 2005, by and between USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA" or "Company"), and the buyers identified on the signature pages hereto and detailed on the attached Schedule A (each, a "Buyer", collectively, the "Buyers").

                                   Background

As more fully set forth herein, the Buyers are purchasing from the Company an aggregate amount of 40,000,000 shares of Common Stock of USA (the "Securities") for $.10 per share, for an aggregate subscription price of $4,000,000.

                                    Agreement

NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

1. Subscription. The Buyers hereby purchase the Securities from the Company and the Company hereby sells and issues the Securities to the Buyers. USA will deliver to the Buyers certificates in the aggregate amount of 40,000,000 shares of USA Common Stock duly registered in the name of the respective Buyer as detailed on Schedule A. In full payment for the Securities, the Buyers will deliver to USA, upon receipt of the Securities, checks payable to USA or wire transfers of immediately available funds in the aggregate amount of $4,000,000.

No later than thirty days following the date hereof, USA shall at its cost and expense prepare and file and thereafter use its best efforts to have declared effective within 60 days from the date hereof, an appropriate Registration Statement with the Securities and Exchange Commission ("SEC") registering all of the Securities for resale by the holder under the Securities Act of 1933, as amended ("Act"). The registration statement shall be prepared as a "shelf" registration statement under Rule 415, and the Company shall use its best efforts to have the registration statement maintained effective until the earlier of (i) one year from the effective date thereof, or (ii) the date that all of the Securities are resold pursuant to the registration statement or otherwise.

      In the event that the Registration Statement to be filed by the Company is not declared effective by the SEC within sixty days from the date hereof, then the Company will pay each Buyer as liquidated damages for such failure and not as a penalty two percent (2%) of the Purchase Price ("Liquidated Damages Amount") for each month beyond sixty days that the Registration Statement is not effective. Such payment of the liquidated damages shall, at the option of the Buyers, be made to each Buyer within five (5) calendar days of demand either (1) in cash, or (2) in additional shares of common stock in the Company; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Securities pursuant to this Agreement.

In accordance with its Articles of Incorporation, Bylaws, and the Pennsylvania Business Corporation Law of 1988, the Board of Directors of USA has called for and approved a special meeting of its shareholders (such meeting and any adjournments or postponements thereof shall be referred to as the "Shareholders' Meeting") for the purpose of among other matters considering and voting upon a Plan of Recapitalization that would provide for a 1-for-100 reverse split of the Company's Common Stock and an amendment to the Company's Articles of Incorporation to effect the reverse split ("Proposal"). The Shareholders' Meeting shall be held during the first quarter of calendar year 2006. Under the terms of the Plan of Recapitalization, each one hundred shares of the Company's currently outstanding shares of Common Stock will be exchanged for one post-split share of the Company's Common Stock. The number of shares of Common Stock into which each outstanding warrant or option is exercisable will be proportionately reduced on a 100-to-1 basis, the exercise price of each outstanding warrant or option will be proportionately increased on a 1-to-100 basis, and the conversion price of each outstanding convertible senior note will be proportionately increased on a 1-to-100 basis. The number of authorized shares of Common Stock and Preferred Stock set forth in the Articles of Incorporation shall remain the same as currently provided. USA shall recommend to its shareholders the approval of the Proposal and shall solicit proxies from its shareholders in favor of the Proposal. The record date of the Shareholders' Meeting would be the first business day following the date hereof. No later than 5 business days following the date hereof, USA shall file with the SEC the preliminary proxy statement relating to the Special Meeting and the Proposal, and shall forward to all shareholders entitled to notice of and to vote at the Shareholders' Meeting the definitive proxy statement and proxy. Each of the Directors of USA has agreed to vote all of such Director's shares in favor of the Proposal.

2. Verification of Status as "Accredited Investor". Each Buyer hereby represents to USA that it qualifies as an "accredited investor" as such term is defined in Rule 501 promulgated under the 33 Act, with total assets in excess of $5,000,000. Each Buyer hereby represents that it is not a corporation or partnership formed for the specific purpose of acquiring the Securities.

3. Representations And Warranties of the Company. The Company hereby makes the following representations and warranties to the Buyers:

      (a) Issuance of Securities. The issuance of the Securities has been duly authorized by USA, and are validly issued, fully paid and non-assessable.

      (b) Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, with all requisite power, authority and licensing to own, operate and lease its properties and carry on its business as now being conducted.

      (c) Authority. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to carry out the transactions contemplated hereby.

4. Representations by the Buyers. Each Buyer represents and warrants to the Company as follows:

      (a) Each Buyer has received, read and understands the provisions of each of the following: (i) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2005; (ii) the Company's Current Report on Form 8-K filed with the Commission on September 28, 2005; (iii) the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2005;
      (iv) the Company's Registration Statement on Form S-1 filed with the Commission on May 13, 2005 (File No. 333-124078); (v) the risk factors incorporated by reference herein in Section 4(i) hereof; and (vi) the definitive proxy statement of the Company filed with the SEC on November 17, 2005. Buyer understands that all of the foregoing together with this Subscription Agreement shall be referred to herein as "Offering Materials".

      (b) Each Buyer has relied only upon the information presented and contained in the Offering Materials. Buyer has had the opportunity to ask of the person or persons acting on behalf of the Company any and all relevant questions in connection with any aspect of the Company including, but not limited to, the Securities offered by the Offering Materials and has received answers which it considers to be reasonably responsive to such questions. Buyer has had the opportunity to verify the accuracy of the information contained in the Offering Materials.

      (c) Each Buyer understands that it is subscribing for the Securities without being furnished any literature or prospectus in connection with the offering of the Securities other than the Offering Materials, and that the offering of the Securities presented in the Offering Materials will not have been scrutinized by the securities administrator or similar bureau, agency, or department of the state of his residence.

      (d) Each Buyer understands (i) that the Securities have not been registered under the Act or registered or qualified under the securities laws of the state of domicile of Buyer; (ii) that except as otherwise provided herein, Buyer has no right to require such registration or qualification; and (iii) that therefore Buyer must bear the economic risk of the investment for an indefinite period of time because the Securities may not be sold unless so registered or qualified or unless an exemption from such registration and qualification is available.

      Although the Company has agreed to use its best efforts to register for resale the Securities with the Securities and Exchange Commission, and to use its best efforts to keep such registration statement current and effective, there can be no assurance that such efforts will be successful. In any such event, the Securities would not be registered for resale under the Act, and could only be sold by the holder in reliance upon exemptions from registration under the Act.

      (e) Subject to being resold pursuant to an effective registration statement, the Securities are being purchased for each Buyer's own account for investment purposes only and not for the interest of any other person and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof. Although the Common Stock of USA is currently traded on the OTC Bulletin Board under the symbol USTT, each Buyer also understands that there may not be any established public trading market for the sale of the Securities.

      (f) Each Buyer recognizes that the purchase of the Securities involves a high degree of risk including those special risks set forth under the caption "Risk Factors" and "Forward Looking Statements" in the Form S-1 Registration Statement of the Company (File No. 333-124078) filed with the Securities and Exchange Commission on May 13, 2005, all of which are incorporated herein by reference.

      (g) Subject to the registration rights set forth above, each Buyer understands that its right to transfer the Securities will be restricted as set forth on the stock certificates. Such restrictions include provisions against transfer unless such transfer is not in violation of the Act, or applicable state securities laws (including investor suitability standards). Each Buyer is familiar with Regulation M promulgated under the Act and agrees to comply with its obligations thereunder.

      (h)  All  information  which  each  Buyer  has  provided  to  the  Company including,  but  not  limited  to,  its  tax  identification  number,  its financial position, and status as an accredited investor, and its knowledge of financial and business matters is true, correct and complete as of the date of execution of this Stock Purchase Agreement. Each Buyer understands that USA will rely in a material degree upon the representations contained herein.

      (i) Each Buyer maintains a principal place of business at the address shown on the signature page of this Stock Purchase Agreement, at which address each Buyer has subscribed for the Shares.

      (j) Each Buyer understands that legends may be placed on any certificate representing the Securities substantially to the following effect:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES STATUTES AND REGULATIONS, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION) OF COUNSEL SATISFACTORY TO THE CORPORATION, SUCH REGISTRATION IS NOT REQUIRED.

      (k) The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by Buyer.

5. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

6. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

7. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

8. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     THE DOW CHEMICAL EMPLOYEES'
                                                     RETIREMENT PLAN

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  39-6184045


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     BRITISH COLUMBIA INVESTMENT
                                                     MANAGEMENT CORPORATION

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                      N/A


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     GOVERNMENT OF SINGAPORE
                                                     INVESTMENT CORPORATION PTE
                                                     LTD

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                      N/A


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     THE RETIREMENT PROGRAM PLAN
                                                     FOR EMPOLYEES OF UNION
                                                     CARBIDE CORPORATION

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  22-1211670


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     THE ROBERT WOOD JOHNSON
                                                     FOUNDATION

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor

Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  22-6029397


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     HOWARD HUGHES MEDICAL
                                                     INSTITUTE

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  59-0735717


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     WTC-CIF EMERGING COMPANIES
                                                     PORTFOLIO

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  04-2767481


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     WTC-CTF EMERGING COMPANIES
                                                     PORTFOLIO

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  04-6657595

                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     PUBLIC SECTOR PENSION
                                                     INVESTMNET BOARD

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  98-0387870


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stock Purchase Agreement on the date first above written.


                                                     BUYER:

                                                     OREGON INVESTMENT COUNCIL

                                                     By: WELLINGTON MANAGEMENT
                                                     COMPANY, LLP, as investment
                                                     advisor


Witness: /s/ Madeline Ruff                           /s/ Robert J. Toner
         -----------------                           -------------------
                                                     Print Name: Robert J. Toner
                                                     Title: Vice President and
                                                            Counsel

                                                  Address:
                                                  Care Of: Wellington Management
                                                  Company, LLP
                                                  Attention: Heather Smith
                                                  75 State Street
                                                  Boston, MA 02109

                                                  Tax Identification Number:
                                                  93-6001869


                                                  USA TECHNOLOGIES, INC.

                                                  By:/s/ George R. Jensen, Jr.
                                                     -------------------------
                                                     Chief Executive Officer